Magnera

News Release

Magnera reports first fiscal quarter results. Provides outlook for fiscal 2025

First Quarter Highlights

- Completed the merger of Berry Global's nonwovens and hygiene films business with Glatfelter Corporation on November 4, 2024
- GAAP: Net sales of $702 million, Operating Loss of $22 million
- Non-GAAP: Adjusted EBITDA of $84 million

Fiscal Year 2025 Outlook

- Full year comparable Adjusted EBITDA of $385 - $405 million
- Post-merger adjusted free cash flow range of $75 - $95 million
- Committed to near-term debt reduction

Magnera's CEO Curt Begle said, "I am honored to be leading Magnera, a global nonwovens leader, with a broad platform of product solutions for the specialty materials industry. Our diverse business and valued customers are proudly supported by more than 9,000 employees across 46 global manufacturing facilities. We expect to build on our expanded experience to approach every challenge with a proactive and results-driven mindset. Magnera's commitment to innovation while delivering unique solutions to solve end user problems enables the trusted partnership we enjoy with our customers.

Magnera's solid fiscal Q1 results were better than prior year despite currency headwinds and reflect our ability to remain focused on day-to-day business execution while managing the post-transaction integration activities. Our financial profile remains strong and will continue to be enhanced as we realize synergies and prioritize an enhanced product portfolio. We will remain committed to increasing our free cash flow to support deleveraging and increase shareholder value.

Key Financials

GAAP results	December Quarter 2024	December Quarter 2023
Net sales	$ 702	$ 519
Operating income	(22)	(12)

Adjusted non-GAAP results	December Quarter 2024	December Quarter 2023	Reported △ %	Comparable(1) △ %
Net sales	$702	$519	35%	2%
Adjusted EBITDA (1)	84	66	27%	8%

(1) Adjusted non-GAAP results exclude items not considered to be ongoing operations. In addition, comparable change % normalizes the impacts of foreign currency and the recent merger with GLT since the closing on November 4, 2024. Further details related to non-GAAP measures and reconciliations can be found under our "Reconciliation of Non-GAAP Financial Measures and Estimates" section or in reconciliation tables in this release. Dollars in millions

Consolidated Overview

The net sales increase included revenue from the Glatfelter merger, which occurred mid quarter on November 4th, of $186 million and increased selling prices of $11 million which were partially offset by a $14 million unfavorable impact from foreign currency changes.

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Page | 2 The adjusted EBITDA increase included contribution from the Glatfelter merger of $16 million since the November 4th closing and a favorable impact from price/cost spread of $6 million partially offset by a $4 million unfavorable impact from foreign currency changes. Americas The net sales increase in the Americas segment included revenue from the Glatfelter merger of $70 million and increased selling prices of $12 million which were partially offset by a $13 million unfavorable impact from foreign currency changes. The adjusted EBITDA increase included a contribution from the Glatfelter merger of $6 million since the November 4th closing and a favorable impact from price cost spread of $2 million partially offset by a $4 million unfavorable impact from foreign currency changes in our South America businesses. Rest of World The net sales increase in the Rest of World segment included revenue from the Glatfelter merger of $116 million. The adjusted EBITDA increase included a contribution from the Glatfelter merger of $10 million and a favorable impact from price cost spread of $4 million. Free Cash Flow and Net Debt Magnera is committed to strengthening our credit metrics by paying down debt in the near term. (in millions) December 28, 2024 Cash flow from operating activities $ (58) Pre-merger cash flow from operating activities 90 Additions to property, plant and equipment, net (16) Post-merger adjusted free cash flow (1) $ 16 (1) Further details related to non-GAAP measures and reconciliations can be found under our “Reconciliation of Non- GAAP Financial Measures and Estimates” section or in reconciliation tables in this release. (in millions) December 28, 2024 Term Loan $ 785 4.75% First Priority Senior Secured Notes 500 7.25% First Priority Senior Secured Notes 800 Debt discount, deferred fees and other (net) (89) Total debt $1,996 Cash and cash equivalents 215 Total net debt $ 1,781 Leverage 4.0x Fiscal Year 2025 Guidance  Full year comparable adjusted EBITDA of $385 - $405 million  Post-merger adjusted free cash flow range of $75 - $95 million Investor Conference Call The Company will host a conference call today, February 6, 2025, at 10:00 a.m. U.S. Eastern Time to discuss our December 2025 quarter results. A replay of the webcast will be available via the same link on our website after the completion of the call. By Telephone

Page | 3 Participants may register for the call here now or any time up to and during the time of the call and will immediately receive the dial-in number and a unique pin to access the call. While you may register at any time up to and during the time of the call, you are encouraged to join the call 15 minutes prior to the start of the event. About Magnera At Magnera Corp, (NYSE: MAGN), our goal is to better the world with possibilities made real. We do this by continuously co-creating and innovating with our partners, we will develop original material solutions that make a brighter future possible. With a breadth of technologies and a passion for what we create, our solutions will solve end- users’ problems, every day. For more information, please visit our website. Non-GAAP Financial Measures and Estimates This press release includes non-GAAP financial measures including, but not limited to, Adjusted EBITDA, free cash flow, and comparable basis net sales and adjusted EBITDA. A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release. Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow are not provided because such information is not available without unreasonable effort due to high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP. Forward Looking Statements Information included or incorporated by reference in Magnera Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and press releases or other public statements contains or may contain “forward-looking” statements within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such “forward-looking” statements include, but are not limited to, statements with respect to our financial condition, results of operations and business, our expectations or beliefs concerning future events, statements about the benefits of the transaction between Glatfelter Corporation and Berry Global Group, Inc., including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “anticipates” or “looking forward” or similar expressions that relate to our strategy, plans, intentions, or expectations. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to our expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are based upon the current beliefs and expectations of the management of Magnera and are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. These risks and other risk factors are detailed from time to time in Magnera’s reports filed with the Securities and Exchange Commission (the “SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, including our Form 8-K/A filed on January 31, 2024, and other documents filed with the SEC. These risk factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available as of the date hereof. All forward-looking statements are made only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Consolidated and Combined Statements of Income (Unaudited) Quarterly Period Ended (in millions, except per share amounts) December 28, 2024 December 30, 2023 Net sales $ 702 $ 519 Cost of goods sold 631 477 Selling, general and administrative 44 28 Amortization of intangibles 14 12 Transaction and other activities 32 10 Corporate expense allocation 3 4 Operating income (loss) (22) (12) Other expense (income) 21 (2) Interest expense 26 - Income (loss) before income taxes (69) (10) Income tax benefit (9) (2) Net income (loss) $ (60) $ (8) Basic and diluted net income per share $ (1.69) $ (0.25) Outstanding weighted average shares Basic 35.4 31.8

Page | 4 Condensed Consolidated and Combined Statements of Cash Flows (Unaudited) Quarterly Period Ended (in millions) December 28, 2024 December 30, 2023 Net cash from operating activities (58) (27) Cash flows from investing activities: Additions to property, plant, and equipment, net (16) (16) Cash acquired from GLT acquisition 37 - Other investing activities - 30 Net cash from investing activities 21 14 Cash flows from financing activities: Repayments on long-term borrowings 1,556 - Proceeds from long-term borrowings (430) (1) Transfers from Berry, net 34 (8) Cash distribution to Berry (1,111) - Debt fees and other, net (16) - Net cash from financing activities 33 (9) Effect of currency translation on cash (11) 4 Net change in cash and cash equivalents (15) (18) Cash and cash equivalents at beginning of period 230 185 Cash and cash equivalents at end of period $ 215 $ 167 Condensed Consolidated Balance Sheets (Unaudited) (in millions of USD) December 28, 2024 September 28, 2024 Cash and cash equivalents $ 215 $ 230 Accounts receivable 475 359 Inventories 508 259 Other current assets 140 38 Property, plant, and equipment 1,532 949 Goodwill, intangible assets, and other long-term assets 1,123 972 Total assets $3,993 $2,807 Current liabilities, excluding current debt 538 457 Current and long-term debt 1,996 - Other long-term liabilities 353 211 Stockholders’ equity 1,106 2,139 Total liabilities and stockholders' equity $3,993 $2,807

Reconciliation of Non-GAAP Measures and Estimates

(in millions of dollars)

Reconciliation of Net sales and Adjusted EBITDA on a supplemental comparable basis by segment

	Quarterly Period ended December 28, 2024			Quarterly Period ended December 30, 2023			
	Americas	Rest of World	Total	Americas	Rest of World	Total	LTM
Net sales	**$ 420**	**$ 282**	**$ 702**	$ 348	$ 171	$ 519	
Constant FX rates & acquisitions				57	115	172	
Comparable net sales (1)(6)	420	282	702	405	286	691	
Operating Income	**$ (7)**	**$ (15)**	**$ (22)**	$ (3)	$ (9)	$ (12)	$ (151)
Depreciation and amortization	33	20	53	30	14	44	186
Transaction, business consolidation and other activities (2)	20	12	32	3	7	10	48
Impact from hyperinflation	-	-	-	15	-	15	-
Goodwill impairment	-	-	-	-	-	-	172
GAAP carve-out allocation (3)	2	1	3	3	1	4	20
Other non-cash charges (4)(5)	8	10	18	3	2	5	26
Adjusted EBITDA (1)	**$ 56**	**$ 28**	**$ 84**	$ 51	$ 15	$ 66	$ 301
Constant FX rates				(4)	-	(4)	
GLT Acquisition				6	10	16	
Comparable Adjusted EBITDA (1)(6)	**$ 56**	**$ 28**	**$ 84**	$ 53	$ 25	$ 78	
% vs. prior year comparable	6%	12%	8%				
PF GLT adjusted EBITDA (3)			8			8	82
Synergies and cost reductions							67
PF Adjusted EBITDA							$ 450

Guidance

	Fiscal 2025
Cash flow from operating activities	$70-$90
Pre-merger cash flow from operating activities (7)	90
Additions to PPE (net)	(85)
Post-merger adjusted free cash flow (1)	**$75 - $95**

Adjusted EBITDA	Fiscal 2025 Midpoint	Fiscal 2024 Actual
Adjusted EBITDA	$387	$284
GLT Pro forma	8	99
Foreign currency		(15)
Full Year Comparable Adjusted EBITDA	$395	$368
% vs. prior year comparable	~7%	

(1) Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP. Comparable basis measures exclude the impact of currency translation effects and acquisitions. These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures. Management believes that adjusted EBITDA and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management's view, do not reflect our core operating performance. We define "Post-merger free cash flow" as cash flow from operating activities, less pre-merger free cash flow, less net additions to property, plant, and equipment. We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company's liquidity. We also believe post-merger free cash flow which is useful to an investor in evaluating our liquidity, as it can assist in assessing a company's ability to fund its growth through its generation of cash because pre-merger cash flow is not indicative of our current structure and operations.

We also use Adjusted EBITDA and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation. Adjusted EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company's performance. We also believe these measures are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.

(2) Includes $17 million of transaction compensation as well as restructuring, business optimization and other charges
(3) Consists of estimated parent-allocated charges for the period prior to merger which is required by GAAP as part of the carve-out financial statement process.
(4) Includes a $12 million inventory step-up charge related to GLT merger in current period and other non-cash charges.
(5) Includes stock compensation expense
(6) The prior year comparable basis change excludes the impacts of foreign currency and acquisition/mergers.
(7) Pre-merger cash flow includes cash from operations prior to the merger and cash payments burdened by the transaction.

IR Contact Information
Robert Weilminster
EVP, Investor Relations
IR@magnera.com

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